Exhibit 99.1

Press Release Release date: January 15, 2026

Uniti Group Inc. Announces Pricing of $960.1 Million Kinetic Fiber Securitization Notes Offering

LITTLE ROCK, Ark. – Uniti Group Inc. (the “Company,” “Uniti,” or “we”) (Nasdaq: UNIT) today announced that Kinetic ABS Issuer LLC, a limited-purpose, bankruptcy remote subsidiary of Uniti (the “Issuer”), has priced its offering of $960,100,000 aggregate principal amount of secured fiber network revenue term notes, consisting of $677,710,000 5.219% Series 2026-1, Class A-2 term notes, $112,960,000 5.561% Series 2026-1, Class B term notes and $169,430,000 7.653% Series 2026-1, Class C term notes, each with an anticipated repayment date in February 2031 (collectively, the “Notes”). Collectively, the Notes have a weighted average coupon rate of approximately 5.689%. The Notes are expected to be secured by certain residential fiber network assets and related customer agreements in the States of Arkansas, Georgia, Kentucky, Ohio and Texas. Each of the Issuer and its direct parent entity and subsidiaries will be designated as “unrestricted subsidiaries” under Uniti’s credit agreement and the indentures governing its outstanding senior notes. The offering is expected to close on January 30, 2026.

In connection with the closing of the offering of the Notes, the Issuer expects to enter into a $150,000,000 variable funding note facility with a delayed commitment availability feature, subject to the satisfaction of leverage tests and other customary availability/drawing conditions. The Issuer also expects to enter into a liquidity funding note facility, which may be drawn solely to support the transaction’s liquidity reserve and to cover specified payment shortfalls. The variable funding notes and the liquidity funding notes will be governed by the same indenture that will govern the Notes.

Uniti intends to use the net proceeds of the offering of the Notes for general corporate purposes, which may include success-based capital expenditures and/or repayment of outstanding debt.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act or any applicable state securities laws. The Notes were offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States in compliance with Regulation S under the Securities Act.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT UNITI

Uniti is a premier insurgent fiber provider dedicated to enabling mission-critical connectivity across the United States. We build, operate, and deliver fast and reliable communications services, empowering more than a million consumers and businesses in the digital economy. Our broad portfolio of services is offered through a suite of brands: Uniti Wholesale, Kinetic, Uniti Fiber, and Uniti Solutions.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future and management’s current expectations, involve certain risks and uncertainties, and are not guarantees. These forward-looking statements include, but are not limited to, statements regarding the offering of the Notes and use of proceeds therefrom. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “predicts” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the forward-looking statements. Future results may differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes. These forward-looking statements involve risks and uncertainties, known and unknown, that could cause events and results to differ materially from those in the forward-looking statements, including, without limitation: the levels of demand for our residential fiber network services within the markets related to the Notes, general market conditions within such markets, our ability to maintain and grow our residential fiber network services within these markets, unanticipated difficulties or expenditures relating to the merger of Uniti and Windstream; competition and overbuilding in consumer service areas and general competition in business markets; risks related to Uniti’s indebtedness, which could reduce funds available for business purposes and operational flexibility; rapid changes in technology, which could affect its ability to compete; risks relating to information technology system failures, network disruptions, and failure to protect, loss of, or unauthorized access to, or release of, data; risks related to various forms of regulation from the Federal Communications Commission, state regulatory commissions and other government entities and effects of unfavorable legal proceedings, government investigations, and complex and changing laws; risks inherent in the communications industry and associated with general economic conditions; and additional risks set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Uniti and its predecessor’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the U.S. Securities and Exchange Commission as well as Uniti’s predecessor’s registration statement on Form S-4 dated February 12, 2025. The discussion of such risks is not an indication that any such risks have occurred at the time of this filing. The Company does not assume any obligation to update any forward-looking statements. Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

INVESTOR CONTACTS:

Paul Bullington, 251-662-1512

Senior Executive Vice President, Chief Financial Officer & Treasurer

paul.bullington@uniti.com

Bill DiTullio, 501-850-0872

Senior Vice President, Investor Relations & Treasury

bill.ditullio@uniti.com

MEDIA CONTACTS:

Scott L. Morris

Associate Director, Media & External Communications

501-580-4759

scott.l.morris@uniti.com

Brandi Stafford

Vice President, Corporate Communications

501-351-0067

brandi.stafford@uniti.com